Exhibit 10.14

WYNDHAM HOTELS & RESORTS, INC.

2018 EQUITY AND INCENTIVE PLAN

AWARD AGREEMENT —

STOCK-SETTLED STOCK APPRECIATION RIGHTS

This Award Agreement (this “Agreement”), dated as of [            ], 201[  ], is by and between Wyndham Hotels & Resorts, Inc., a Delaware corporation (the “Company”), and you (the “Grantee”), pursuant to the terms and conditions of the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan (the “Plan”).

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.                                      The Plan.  The SSAR Award (as defined below) granted to the Grantee hereunder is made pursuant to the Plan.  A copy of the Plan and a prospectus for the Plan are available at the Grantee’s portal page on Benefits Online available at www.benefits.ml.com (the “Portal Page”), and the terms of the Plan are hereby incorporated in this Agreement as fully as though actually set forth herein.  Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.                                      SSAR Award.  Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the stock-settled SARs (“SSARs”) described on the Portal Page (the “SSAR Award”) to the Grantee, with an “Exercise Price Per SSAR” as indicated on the Portal Page, which SSARs, upon exercise, shall be settled by the Company in shares of Stock.  The SSAR Award has been granted as of the date hereof and shall terminate on the expiration date specified on the Portal Page (the “Expiration Date”), subject to earlier termination as provided herein and in the Plan.  Upon the termination or expiration of the SSAR Award, all rights of the Grantee in respect of the SSAR Award made hereunder shall cease.  Subject to the provisions of the Plan and this Agreement, the SSAR Award shall vest in accordance with the schedule described in Paragraph 3 below.

Upon the Grantee’s exercise of the SSAR Award, in whole or in part, the Grantee shall receive from the Company a number of shares of Stock determined by (a) taking the excess (if any) of (i) the aggregate Fair Market Value of all of the shares of Stock subject to the SSAR Award or portion thereof being exercised (determined as of the time of exercise), less (ii) the aggregate “Exercise Price Per SSAR” of all of the shares of Stock subject to the Award or portion thereof being exercised, and (b) dividing the result by the Fair Market Value of one share of Stock determined as of the time of exercise, with any fractional share of Stock being payable in cash based on the Fair Market Value of a share of Stock on the date of exercise, subject to Paragraph 7 below.

3.                                      Vesting. The SSAR Award shall vest in accordance with the following schedule, subject to the Grantee’s continuous employment with the Company or one of its Subsidiaries through each applicable vesting date:

Vesting Date	Vesting SSARs
[ ]	25%
[ ]	25%
[ ]	25%
[ ]	25%

Upon (a) a Change in Control occurring during the Grantee’s continuous employment with the Company or one of its Subsidiaries, (b) the Grantee’s termination of employment with the Company and its Subsidiaries by reason of the Grantee’s death or Disability (as defined in

Code Section 409A), or (c) if applicable, such other event as set forth in the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, the SSAR Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee.

4.                                      Termination of Employment.  Notwithstanding any other provision of the Plan to the contrary and, if applicable, subject to the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, upon the termination of the Grantee’s employment with the Company and its Subsidiaries for any reason whatsoever (other than the Grantee’s death or Disability), the SSAR Award, to the extent not yet vested, shall immediately and automatically terminate.  Further, upon the termination of the Grantee’s employment with the Company and its Subsidiaries for any reason, and if applicable, subject to the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, the Grantee shall have the right to exercise the SSAR Award, to the extent vested, for a period of one year immediately following such termination of employment (but in no event beyond the Expiration Date), and after such period, the SSAR Award shall immediately and automatically terminate without notice to the Grantee.

5.                                      Award Provisions.  The SSAR Award may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time and may be exercised at such times permitted by the Company in its sole discretion.  The SSAR Award is subject to adjustment in the event of certain changes in the capitalization of the Company, to the extent set forth in the Plan.

6.                                      No Rights to Continued Employment.  Neither this Agreement nor the SSAR Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such employment.  Notwithstanding any other provision of the Plan, the SSAR Award, this Agreement or any other agreement (written or oral) to the contrary, (a) for purposes of the Plan and the SSAR Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company and its Subsidiaries, without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation; and (b) the Grantee shall not be entitled (and by accepting the SSAR Award, automatically and irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of the SSAR Award in connection with any termination of employment.  No amounts earned pursuant to the Plan or any Award made under the Plan, including the SSAR Award, shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its Subsidiaries.

7.                                      Tax Obligations.  As a condition to the granting of the SSAR Award and the exercise thereof, the Grantee agrees to remit to the Company or any of its applicable Subsidiaries such sum as may be necessary to discharge the Company’s or such Subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the SSAR Award by having the Company automatically withhold upon any exercise of this SSAR Award a sufficient number of shares of Stock to be acquired upon such exercise so as to satisfy any such obligations.

8.                                      Clawback.  The SSAR Award and any shares of Stock delivered pursuant to the SSAR Award are subject to forfeiture, recovery by the Company or other action pursuant to any applicable clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

9.                                      No Advice Regarding Grant.  The Company and its Subsidiaries are not providing any tax, legal or financial advice, nor are the Company and its Subsidiaries making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock.  The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

10.                               Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.                               Authority.  The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

12.                               Rights as a Stockholder.  The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to the SSAR Award until the issuance of Stock to the Grantee in respect of such SSAR Award.

13.                               Code Section 409A.  Although the Company does not guarantee to the Grantee any particular tax treatment relating to the SSAR Award, it is intended that the SSAR Award be exempt from Code Section 409A, and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.  Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Code Section 409A or any damages for failing to comply with Code Section 409A.

14.                               Blackout Periods.  The Grantee acknowledges that, from time to time, as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which this SSAR Award may not be exercised.  The Company may establish a blackout period for any reason or for no reason.

15.                               Succession and Transfer.  Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan or herein.

16.                               Electronic Delivery and Acceptance.  The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.                               No Assignment; Nontransferability.  This Agreement (and the SSAR Award) may not be assigned by the Grantee by operation of law or otherwise.  In the event of the Grantee’s termination of employment by reason of death, the SSAR Award and any Awards previously granted to the Grantee under the Plan shall not be transferable except by will or the laws of descent and distribution.

18.                               Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to (a) the Grantee at the last address specified in Grantee’s employment records and (b) the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

19.                               Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement.

20.                               Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.                               Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.  For purposes of litigating any dispute that arises under the SSAR Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New Jersey where this grant is made and/or to be performed, and agree that such litigation shall be conducted in the federal courts for the United States for the District of New Jersey or if jurisdiction does not exist in such federal court, the state courts in Morris County, New Jersey.

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IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WYNDHAM HOTELS & RESORTS, INC.

Geoff A. Ballotti
President and Chief Executive Officer